Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 2006 relating to the financial statements and financial statement schedule of Aruba Networks, Inc., which are included in its Registration Statement on Form S-1 (File No. 333-139419), filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

San Jose, California
March 28, 2007